Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Interpace Diagnostics Group, Inc.

Parsippany, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-218140 and 333-218780), Form S-3 (Nos. 333-207263 and 333-227728) and Form S-8 (Nos. 333-61231, 333-60512, 333-177969, 333-201070, and 333-214260) of Interpace Diagnostics Group, Inc. of our report dated March 21, 2019, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey

March 21, 2019